EMPLOYMENT AGREEMENT


           AGREEMENT, dated as of July 1, 1996, by and between OBJECTSOFT CORPORATION, a New Jersey corporation with offices at Continental Plaza III, 433 Hackensack, Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as the "Company"), and GEORGE J. FEBISH, an individual residing at 678 Alexander Court, River Vale, New Jersey 07675 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H :
                              ---------------------

           WHEREAS, the Company and the Executive mutually desire to enter into an Employment Agreement with respect to the Executive's employment by the Company;

           NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

           1.         EMPLOYMENT OF EXECUTIVE.

                      The Company hereby employs the Executive as its President and Co-Executive Officer. Executive hereby accepts such employment with the Company upon the terms and conditions hereinafter set forth. In his capacity as President and Co-Chief Executive Officer of the Company, Executive shall have all of the customary powers, responsibilities and authorities of chief executive officers of corporations of the size, type and nature of the Company, as they exist from time to time, including, without limitation, supervision of the day-to-day operations of the Company. Executive's principal office shall be at the principal executive offices of the Company in Hackensack, New Jersey or such other office in Northern New Jersey to which the executive offices shall be relocated.

           2.         SERVICES TO BE RENDERED.

                      The Executive will devote his full time and efforts to the business and affairs of the Company and shall not, during the term of this Agreement, be engaged in any other business activity that interferes, in a material manner, with the Executive's ability to comply with the provisions of this Agreement. The Executive will use his best efforts to promote the interests of the Company. Notwithstanding the foregoing, the Executive shall not be precluded from devoting such time to his personal financial affairs as shall not substantially interfere with his duties hereunder.


           3.         TERM.

                      The term of this Agreement shall commence on July 1, 1996, and shall continue to and including December 31, 2001 (the "Employment Period"), unless sooner terminated as hereinafter provided. The Employment Period may be extended by the mutual agreement of the Company and the Executive.

           4.         COMPENSATION.

                      (a) The Company will compensate the Executive for the services to be rendered by the Executive hereunder at the rate of Two Hundred Eight Thousand Dollars ($208,000) from July 1, 1996 through December 31, 2001 per annum (the "Base Compensation"), payable in accordance with the Company's customary payroll practices. Additionally, the Base Compensation may be increased annually as determined by the Board of Directors of the Company.

                      (b) In addition to the compensation provided in Section 4(a) above, the Company agrees to pay the Executive an annual bonus payment (the "Basic Bonus Payment") for each of the fiscal years during the Employment Period equal to five percent (5%) of the Company's annual EBITDA (as defined below) for the subject Fiscal Year. Executive shall be paid his annual Basic Bonus Payment within 100 days after the end of the subject Fiscal Year. The term "EBITDA" shall mean, with respect to any subject Fiscal Year, (i) the Company's pre-tax income for the subject Fiscal Year (determined in accordance with generally accepted accounting principles, consistently applied), plus (ii) all amounts deducted for depreciation, amortization and interest (including original issue discount). The determination of EBITDA for each subject Fiscal Year shall be made by the independent public accountants then employed by the Company based upon the audited financial statements of the Company. Such determination shall be delivered to the Company and Executive within 90 days after the end of the subject Fiscal Year and shall be conclusive and binding upon the Company and Executive. In addition, the Board of Directors will consider on an annual basis granting the Executive an additional bonus based upon the increase in the Company's Gross Revenues for the current Fiscal Year over the prior Fiscal Year's Gross Revenues, taking into account any increase in expenses (the "Additional Bonus Payment", and together with the Basic Bonus Payment hereinafter referred to as the "Bonus Payment"). The term "Gross Revenues" shall mean the revenues of the Company for each subject Fiscal Year as reported in the audited financial statements of the Company for such Fiscal Year as prepared by the independent public accountants then employed by the Company. The Company may, from time to time during any fiscal year, make payments to the Executive against the amount it estimates to be the Bonus Payment which the Executive is anticipated to receive with respect to such fiscal year.

                      (c) With respect to Executive's employment hereunder in the 1996 Fiscal Year, his Bonus Payment shall be equal the product of the amount which would otherwise be payable to him in respect of such Fiscal Year pursuant to the preceding subparagraph (b) multiplied by a fraction of which the numerator is the number of calendar days from July 1 of the 1996 Fiscal Year to the end of such Fiscal Year and the denominator is 365. Except as otherwise specified below in this Agreement, in the event of the termination of Executive's employment hereunder for any reason

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prior to the end of a Fiscal Year,  his Bonus  Payment in respect of such Fiscal
Year shall be reduced to equal the product of the amount which would otherwise be payable to him in respect of such Fiscal Year pursuant to the preceding subparagraph (b) multiplied by a fraction of which the numerator is the number of calendar days from the beginning of such Fiscal Year to the date of termination of Executive's employment hereunder and the denominator is 365.

                      (d) If prior to December 31, 2001 Executive's employment is terminated by the Company other than for cause (as defined in Section 8 hereof) and other than due to Executive's death or total disability (as defined in Section 7(a) hereof) or if Executive terminates his employment for Good Reason (as defined in Section 4(e) hereof) prior to December 31, 2001, (i) Executive shall be entitled to receive in cash a lump sum payment from the Company (the "Severance Payment") payable within 10 days of such termination, the product of:

                                 (A)the sum of (I) Executive's then current Base
                      Compensation and (II) the annual Bonus Payment for the prior Fiscal Year, multiplied by

                                 (B) the  greater of (I) the number of  calendar
                      months from the end of the month during which the termination occurs through December 31, 2001, divided by 12, or (II) one.

and (ii) Executive shall:

                                 (A) be entitled  to receive,  within 10 days of
                      the date of termination, in cash a lump sum equal to (I) any compensation payments deferred by Executive, together with any applicable interest or other accruals thereon;
                      (II) any unpaid amounts, as of the date of such termination, in respect of the Bonus Payment for the Fiscal Year ending before the Fiscal Year in which such termination occurs; (III) any payments of Executive's Base Compensation earned through the date of the termination of Executive's employment but unpaid by the Company prior to the termination date; and (IV) an amount in respect of the Bonus Payment for the Fiscal Year in which such termination occurs calculated as if Executive had been employed for the full Fiscal Year and determined under
                      Section 4(b) hereof on the basis of the Company's EBITDA for such Fiscal Year being equal to the sum of (x) the Company's actual EBITDA for the period from the beginning of such Fiscal Year through the end of the month preceding the date of termination plus (y) the Company's projected EBITDA for the remainder of such Fiscal Year as set forth in the then current version of the Annual Budget for such Fiscal Year, divided by 12 and multiplied by the number of months from the beginning of the Fiscal Year in which the termination of the Executive's employment occurred;

                                 (B) for the period from the date of termination
                      of Executive's employment until December 31, 2001, to the extent allowable under applicable laws and the terms of such plans, continue to be covered under and participate in the Company's employee benefit programs, plans and practices described in Section 5 hereof or under such other plans of the Company which provide for equivalent coverage (on an after-tax basis);

                                 (C) have such rights to payments under applicable plans or programs, including but not limited to those described in Section 5 hereof, as may be determined pursuant to the terms of such plans or programs, subject to the terms of each such agreement; and

                                 (D) be  entitled  to  receive,  to  the  extent
                      unpaid, reimbursement for all expenses incurred for the benefit of the Company during the term of his employment under this Agreement.

                      (e) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without Executive's express prior written consent:

                                 (i) the  assignment to Executive by the Company
                      of duties inconsistent with Executive's positions, duties, responsibilities, titles and offices as set forth in
                      Section 1 hereof, or any material reduction by the Company of Executive's duties or responsibilities or any removal of Executive from or any failure to elect or re-elect Executive to any of such positions (including but not limited to a failure to elect or re-elect Executive as a director of the Company or the removal of Executive as the President or Co-Chief Executive Officer of the Company), except in connection with the termination of Executive's employment for Cause, as a result of Executive's total disability (as defined in Section 7(a) hereof), as a result of Executive's death or by Executive other than for Good Reason;

                                 (ii) a reduction by the Company in  Executive's
                      Base Compensation or Bonus Payment as in effect at the commencement of employment hereunder or as the same may be increased from time to time during the term of this Agreement;

                                 (iii) a relocation of the  Company's  principal
                      executive offices to a location outside of Northern New Jersey or the Company's requiring Executive to be based anywhere other than Northern New Jersey, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations on the Commencement Date (as defined below), or any adverse change in the office assignment or secretarial and other support accorded to Executive on the Commencement Date;

                                 (iv) a failure by the  Company to  continue  in
                      effect any benefit or compensation plan or stock option plan (including any pension, profit sharing, bonus, life insurance, health, accidental death or dismemberment or disability plan) existing on the commencement of the Employment Period (the "Commencement Date") and in which Executive participates after the Commencement Date (and, in the case of plans adopted after the Commencement Date and providing a type of benefit not provided by the Company on the Commencement Date, at the respective dates of adoption of such plans) without providing for or establishing plans or arrangements providing Executive with substantially similar benefits, or the taking of any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any of such plans;

                                 (v) the  taking of any  action  by the  Company
                      which would deprive Executive of any material fringe benefit enjoyed by Executive on the Commencement Date (or in the case of a fringe benefit not provided to Executive by the Company on the Commencement Date, at the respective dates of first providing such fringe benefits to any management personnel), or the failure by the Company to provide Executive with the number of paid vacation weeks to which Executive is entitled hereunder;

                                 (vi) the  failure by the  Company to obtain the
                      specific assumption of this Agreement by any successor or assign of the Company or any person acquiring a substantial portion of the assets of the Company or, following any such assumption, assignment or acquisition by an entity other than an affiliate of the Company, the occurrence of any event which Executive believes, acting in good faith, will impair his duties, responsibilities or benefits under this Agreement;

                                 (vii) any material breach by the Company of any
                      provision of this Agreement; or

                                 (viii) the occurrence of a Change of Control (as hereinafter defined).

                      (f) For purposes of this Agreement, a Change in Control shall result from the transfer or issuance, after the date hereof, to any person(s) and their affiliates by the Company or the then existing holders of Company securities of such securities the ownership of which, when aggregated with any other securities held by such person(s) and their affiliates, results in the ownership or the beneficial ownership of 50% or more of the Common Stock of the Company either directly or indirectly. Notwithstanding the foregoing, for purposes of this Section 4(f), a transfer by the Executive and/or David E. Y. Sarna, without the approval of a majority of the Board of Directors of the Company, shall not be considered in determining whether or not a Change of Control shall have occurred.

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                      (g) Notwithstanding the foregoing,  if the Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to the payments required pursuant to
Section 4(b) (taking into account all "parachute payments" (within the meaning of Section 280G of the Code) payable to Executive whether pursuant to this Agreement or otherwise), the amount payable pursuant to Section 4(d) hereof shall be reduced by the smallest amount necessary to avoid such excise tax. Any such reduction shall first be made to the Severance Payment. The Severance Payment enumerated in Section 4(d) shall be computed at "present value", as that term is defined in the Code.

                      (h) A Severance Payment shall be paid to Executive 10 days following the Executive's termination of his employment hereunder. The dollar amount of any Severance Payment payable to Executive shall be calculated as of the date of his termination.

                      (i) In the event of an action or dispute between the Executive and the Company with respect to the compensation payments to be made to the Executive pursuant to this Section, if the Executive shall prevail in such actions, by court decision, arbitration, settlement or otherwise, the Company shall be obligated to make a charitable contribution in the amount of $300,000.00 to a public or private charitable organization which shall be designated by the Executive.

           5.         BENEFITS.

                      (a) The Executive shall be entitled to participate in the regular bonus (including the Company's Key Employee Bonus Plan as in effect from time to time), pension, profit-sharing, health, life, disability and other benefit programs of the Company in effect from time to time on the same basis that other senior executive officers of the Company participate therein. The Executive shall be entitled, for the term hereof, to a reasonable annual vacation generally in accordance with the policies of the Company in effect from time to time, but not less than four (4) weeks per annum. The Executive shall be entitled to a car leased by the Company for his use substantially equivalent in cost to an Acura Legend and a cellular telephone, including any monthly costs associated with the telephone. The Executive shall also be entitled to a modern state-of-the art lap top computer and to a high-speed connection to the Company's local area network, an Internet connection, a telefax line and machine (or computer) at his residence.

                      (b) Without limiting the foregoing benefits to which Executive shall be entitled as referred to in subparagraph (a) above, Executive shall receive the following:

                                 (i) The  benefits of an  employment  disability
policy providing benefits up to an amount equal to his Base Compensation, to the extent available to the Company at a reasonable cost, with any and all premiums therefor being payable by the Company. The Company will also pay to the Executive an amount equal to the income taxes (federal, state and local) Executive will be presumed to pay (at highest marginal rates) on the premiums paid for such disability insurance (not taking into account any deductions, losses or personal circumstances of Executive); and

                                 (ii) The  ownership  of a term  life  insurance
policy (with any and all premiums therefor being payable by the Company), the beneficiaries of which may be as directed by the Executive and the death benefit for which is not less than Two Million Dollars ($2,000,000).

           6.         EXPENSES.

                      The  Company  shall   reimburse   the  Executive   against
appropriate vouchers or other receipts for business expenses reasonably incurred by him in the performance of his duties pursuant to the terms hereof.

           7.         DEATH AND DISABILITY.

                      (a) In the event of the death of the Executive during the Employment Period, the Executive's employment hereunder shall automatically terminate, and in the event of the total disability of the Executive, the Executive's employment hereunder may terminate at the option of the Board of Directors of the Company. Upon any such termination in accordance with this
Section 7 the Executive, or the estate of the Executive (as the case may be), shall be entitled to receive his Base Compensation and Bonus Payment, in each case in the amount thereof which accrued to the date of death or total disability. The Bonus Payment shall be in each case calculated as if Executive had been employed for the full Fiscal Year and determined under Section 4(b) hereof on the basis of the Company's EBITDA for such Fiscal Year being equal to the sum of (x) the Company's actual EBITDA for the period from the beginning of such Fiscal Year through the end of the month preceding the date of termination plus (y) the Company's projected EBITDA for the remainder of such Fiscal Year as set forth in the then current version of the Annual Budget for such Fiscal Year, divided by 12 and multiplied by the number of months from the beginning of the Fiscal Year in which the termination of the Executive's employment occurred to the date of death or total disability of the Executive.

                      For purposes of this Agreement, "total disability" shall mean the Executive's incapacity due to health reasons (supported by the opinion of a physician mutually satisfactory to both the Executive and the Board of Directors of the Company) which prevents the Executive from substantially performing his duties hereunder for a period of 180 consecutive days.

           8.         CAUSE.

                      The Board of Directors of the Company may terminate the Executive's employment hereunder, by a written notice setting forth the "Cause" for such termination.

                      For purposes of this Agreement, the term "Cause" shall mean: (a) the failure of the Executive to in any material respect perform his duties pursuant to Section 2 hereof as determined by such Board of Directors, which failure is not cured within twenty (20) days following notice thereof to the Executive, (b) a breach in any material respect by the Executive of any other material provision hereof, or (c) if the Executive shall be convicted of, or plead guilty or nolo contendere to, a felony relating to a crime involving moral turpitude or shall have committed acts of fraud or embezzlement against the Company. Upon any such termination, the Executive shall be entitled to receive his Base Compensation and his Bonus Payment prorated in accordance with Sections 4(b) and 4(c) of this Agreement.


           9.         NON-COMPETITION.

                      (a) During the period of Executive's employment by the Company (the "Non-Competition Period"), the Executive agrees that he will not, anywhere in the United States, directly or indirectly enter into or participate in (whether as owner, partner, shareholder, officer, director, salesman, consultant, employee or otherwise) any business which is in competition with the Business or any other material business in which the Company or any of its other subsidiaries may engage after the date hereof, without having first obtained the Company's prior written consent; provided, however, that (a) the Company specifically acknowledges and agrees that the Executive may own up to 5% of the outstanding equity securities of any entity that is subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended.

                      (b) The Non-Competition Period shall be extended to include the period of one-year following termination of Executive's employment
(i) by the Company for "Cause", or (ii) by the Executive (if other than for Good Reason).

                      (c) The Executive shall not at any time within a period of one (1) year following the termination of his employment, without the prior written consent of the Company, directly or indirectly (i) solicit, request, cause or induce any person who is at the time, or twelve months prior thereto had been, an Executive of or a consultant to the Company, to leave the employ of or terminate his relationship with the Company, or (ii) solicit the employment, engagement or association with, or endeavor to entice away from the Company to any business that is competitive with any of the businesses engaged in by the Company during the time that the Executive, any such person.

           10.        NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

                      (a) Subject in all respects to the provisions of, and as contemplated by, clause (a) of Section 9 hereof, the Executive shall at all times, both during and after the Employment Period, hold in a fiduciary capacity for the benefit of the Company and each of its subsidiaries, and shall not use or disclose or permit the use of or the disclosure to any third party, any and all trade secrets, information, knowledge and data not generally known to, or easily obtainable by, the public that he may have learned, discovered, developed, conceived, originated or prepared during or as a result of his relationship with the Company or any of its subsidiaries (as a stockholder or otherwise) or any predecessor-in-interest to any of the Company's or any of its subsidiaries' business or assets with respect to the operations, business, New Technology, affairs, products, technology or services of the Company or any of its subsidiaries.

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                      (b) The  Executive  acknowledges  that any  breach  of the provisions of Sections 9 and 10 hereof can cause irreparable harm to the Company and its subsidiaries for which the Company and its subsidiaries would have no adequate remedy at law. In the event of a breach or threatened breach by the Executive of any of such provisions, in addition to any and all other rights and remedies it may have under this Agreement or otherwise, the Company or any of its subsidiaries, as the case may be, may immediately seek any judicial action it deems necessary, including, without limitation, temporary and preliminary injunctive relief.


           11.        RIGHTS TO TECHNOLOGY.

                      (a) The property rights in and to all items of New Technology, as defined below herein, shall be deemed to have been created for the Company as work for hire and are and shall be the sole and exclusive property of the Company, and the Executive does hereby agree that he will make full and prompt disclosure to the Company of any and all such New Technology. For the purposes of this Agreement, the term "New Technology" shall mean each and every invention, discovery and development, device, design, apparatus, practice, method, product, item of know-how, improvement, process, item of technical knowledge, formula, trade secret, trade name and modification, whether or not patentable, trademarkable or copyrightable, which were made, developed or first reduced to practice by the Executive (whether acting alone or with others) during the term of his employment hereunder (the "Technology Term"), and which relate primarily to the Company's business.

                      (b) During the Technology Term, and at any time and from time to time thereafter, the Executive shall (i) execute all documents requested by the Company to assign to the Company all of his right, title and interest in and to any New Technology and to confirm the complete ownership by the Company of such New Technology, (ii) execute any and all documents requested by the Company for filing and prosecuting applications for patents, design patents, trademarks or copyrights for or with respect to the New Technology, and (iii) render to the Company all assistance that it may request, including the giving of testimony in any suit, action or proceedings before any court of appropriate jurisdiction, including, but not limited to, any governmental or quasi-governmental agency or other regulatory body, in order to obtain, maintain and protect the Company's rights and ownership interests with respect to the New Technology.

           12.        NOTICE.

                      Any notice required hereunder shall be delivered by hand, sent by facsimile, or sent by registered or certified mail, addressed to the other party hereto at its address set forth above or at such other address as notice thereof shall have been given in accordance with the provisions of this
Section 12. Any such notice shall become effective (a) when mailed, three days after having been deposited in the mails, postage prepaid, and (b) in the case of delivery by hand or facsimile, upon delivery.

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           13.        AGREEMENT; AMENDMENT.

                      This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto and represents their entire understanding and agreement with respect to the subject matter hereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement which is signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by any party hereto.

           14.        WAIVER NOT CONSENT.

                      Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by any party hereto.

           15.        SEVERABILITY.

                      In the event of the invalidity or unenforceability of any one or more provisions of this Agreement, such illegality or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such other provisions shall be deemed to remain in full force and effect.

           16.        ASSIGNMENT; BINDING EFFECT.

                      This Agreement is not assignable without the prior written consent of each party hereto. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, successors and assigns.

           17.        SECTION HEADINGS.

                      The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           18.        GOVERNING LAW.

                      This   Agreement   shall  be  construed  and  governed  in
accordance with the laws of the State of New York.

           19.        EXECUTION IN COUNTERPARTS.

           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    OBJECTSOFT CORPORATION


                                    By:  /s/ David E. Y. Sarna
                                       ------------------------------
                                            David E. Y. Sarna, Chairman


                                         /s/ George J. Febish
                                       ------------------------------
                                            George J. Febish



Agreed to by the Compensation Committee
of the Board of Directors:

/s/ Daniel E. Ryan
-----------------------------
Daniel E. Ryan

                                     - 11 -